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                                                                    Exhibit 99.1

                                                                          [LOGO]

              MICROGRAFX, INC. REPORTS FOURTH QUARTER AND ANNUAL
                         RESULTS FOR FISCAL YEAR 2001


Dallas, Texas (August 10, 2001) - Micrografx, Inc., (OTCBB: MGXI) today announced its fourth quarter and annual results for its fiscal year 2001. For the fourth quarter ended June 30, 2001, the Company reported revenues of $7.6 million, income from operations of $144,000 and net loss applicable to common shareholders of $212,000, or $0.02 per share. This compares to $8.4 million in revenue for the previous quarter, with income from operations of $843,000 and net income applicable to common shareholders of $93,000, or $0.01 per share.
For the year ended June 30, 2001, Micrografx reported revenues of $30.2 million and a net loss applicable to common shareholders of $1.7 million, or $0.15 per share, compared to revenue of $36.3 million and net loss applicable to common shareholders of $22.2 million, or $1.95, per share for the fiscal year ended June 30, 2000.

Jim Hopkins, president and chief executive officer said, "We are pleased with our efforts to reduce costs and control spending. Revenues were in line with our projections and expenses came in slightly lower than expected." Mr. Hopkins added, "although the Company reported a loss for the fiscal year, it was a substantial improvement over the previous year's results, and management believes the Company has established a base upon which a profitable future can be built."

About Micrografx, Inc.
----------------------

Micrografx is a recognized global leader in providing software, solutions and services enabling customers to improve productivity by graphically visualizing, improving and implementing key business processes. By visualizing and interacting with the data and information associated with
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these business processes, our customers improve time-to-market, customer satisfaction, and profitability. Key customer initiatives include improving and implementing processes that drive e-business, quality initiatives like Six Sigma, and key line-of-business applications including supply chain management, interactive parts catalogs and interactive electronic technical manuals. Visit www.micrografx.com for more information or contact 888/744-1210.

This release, other than historical information, includes forward-looking statements with respect to achieving corporate objectives, strategic direction, advancement of enterprise business, and certain other matters. These statements are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including but not limited to the following: product development, product introductions, licensing agreements, technological change, competition, international operations, changes in distribution channels, seasonality, growth in the enterprise solutions business of the Company, market demand and acceptance of products, the impact of changing economic conditions, fluctuation in foreign currency exchange rates, and others detailed in the Company's Annual Report on Form 10-K, Quarterly Reports on Forms 10-Q and other Securities and Exchange Commission filings. These filings can be obtained by contacting Micrografx Investor Relations.

For More Information:
Investor Relations
Greg DeWitt
Chief Financial Officer
Micrografx, Inc.
(469) 232-1062
pr@micrografx.com
-----------------


                                      ###
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                                       Micrografx, Inc.
                                 Consolidated Balance Sheets
                                        (In thousands)
                                         (Unaudited)

                                                                 June 30,       June 30,
                                                                   2001           2000
                                                                 -------        -------
Assets

Current assets:
  Cash and cash equivalents                                      $ 1,690        $ 2,843
  Accounts receivable, net of allowances of $869 and $2,788        6,549          3,926
  Other current assets                                             1,264          1,477
                                                                 -------        -------
       Total current assets                                        9,503          8,246

Property and equipment, net                                          879          1,570

Capitalized software development costs, net                        5,637          5,530

Acquired product rights, net                                         954          1,612

Goodwill, net                                                      1,378          1,749

Other assets                                                         576            772
                                                             -----------    -----------
      Total assets                                               $18,927        $19,479
                                                             ===========    ===========

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                                        Micrografx, Inc.
                                   Consolidated Balance Sheets
                              (In thousands, except per share data)
                                           (Unaudited)


                                                               June 30,       June 30,
                                                                 2001           2000
                                                             -----------    -----------
Liabilities and Shareholders' Equity

Current liabilities:
  Accounts payable                                              $  3,327       $  3,606
  Accrued compensation and benefits                                1,388          1,597
  Other accrued liabilities                                        2,557          3,503
  Deferred revenue                                                 2,227          1,584
  Subordinated convertible debenture                               5,797              -
  Notes payable                                                      940            138
  Receivable facility                                                643            767
  Income taxes payable                                               180            271
                                                             -----------    -----------
     Total current liabilities                                    17,059         11,466

Long-term debt                                                         -          5,797
Other non-current liabilities                                        203            437

Shareholders' equity:
  Preferred stock, $.01 par value, 10,000 shares authorized;
    issued series A convertible 1,120 shares at stated value       1,449              -
  Common stock, $.01 par value, 20,000 shares authorized;
    13,302 and 12,263 shares issued                                  133            123
  Additional capital                                              38,254         38,029
  Accumulated deficit                                            (30,632)       (28,915)
  Accumulated other comprehensive loss                            (1,740)        (1,659)
  Less - treasury stock (766 shares), at cost                     (5,799)        (5,799)

                                                             -----------    -----------
     Total shareholders' equity                                    1,665          1,779
                                                             -----------    -----------
     Total liabilities and shareholders' equity                 $ 18,927       $ 19,479
                                                             ===========    ============

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
                                   Micrografx, Inc.
                         Consolidated Statements of Operations
                         (In thousands, except per share data)
                                      (Unaudited)


                                                           Fiscal year ended
                                                                 June 30,
                                                    ----------------------------------
                                                          2001                2000
                                                    --------------      --------------

Net revenues                                           $    30,171         $    36,273
Cost of revenues                                             5,955               9,204
                                                    --------------      --------------
     Gross profit                                           24,216              27,069

Operating expenses:
   Sales and marketing                                      15,998              23,462
   General and administrative                                4,408               7,310
   Net research and development                              4,192               7,445
   Write down of long-lived assets                               -               8,206
   Restructuring charge                                       (330)              1,662
                                                    --------------      --------------
     Total operating expenses                               24,268              48,085

                                                    --------------      --------------
Income (loss) from operations                                  (52)            (21,016)

Interest income                                                (55)                (65)
Interest expense                                               863                 621
Other (expense) income, net                                    451                 143
                                                    --------------      --------------
     Total non operating expense                             1,259                 699

                                                    --------------      --------------
Income (loss) before income taxes                           (1,311)            (21,715)

Income tax provision                                           323                 454

                                                    --------------      --------------
Net income (loss)                                           (1,634)            (22,169)

Preferred stock dividends                                      (83)                  -

                                                    --------------      --------------
Net income (loss) applicable to common
shareholders                                           $    (1,717)        $   (22,169)
                                                    ==============      ==============

Basic and diluted income (loss) per common
share                                                  $     (0.15)        $     (1.95)
                                                    ==============      ==============
